EXHIBIT 99.3

FORM OF NOTICE TO INVESTORS

Gibraltar Industries, Inc.

OFFER TO EXCHANGE

Up to $210,000,000

aggregate principal amount of its 6.25%

Senior Subordinated Notes due 2021 that have been registered under the Securities Act of 1933 for any and all

of its outstanding 6.25% Senior Subordinated Notes due 2021

This offer will expire at 12:00 a.m., New York City time, on August     , 2013 unless extended (the “Expiration Date”). Withdrawal rights for the acceptances of the Exchange Offer will expire at that time unless the Expiration Date is extended.

To our clients:

Enclosed for your consideration is a Prospectus, dated July     , 2013 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a form of Letter of Transmittal (the “Letter of Transmittal”) relating to the offer by Gibraltar Industries, Inc. (the “Company”) and Air Vent Inc., Alabama Metal Industries Corporation, Amico Holding Company, Inc. Appleton Supply Company, Inc., Construction Metals LLC, Diamond Perforated Metals, Inc., D.S.B. Holding Corp., Florence Corporation, Florence Corporation of Kansas, Gibraltar Steel Corporation of New York, GSC Flight Services Corp, Noll/Norwesco, LLC, Pacific Award Metals, Inc., Sea Safe, Inc., Seismic Energy Products, Inc. Solar Group, Inc., Southeastern Metals Manufacturing Company, Inc., and The D.S. Brown Company (together with the Company, the “Issuers”) to exchange up to $210,000,000 in aggregate principal amount of the Company’s newly issued 6.25% Senior Subordinated Notes due 2021 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement of which the Prospectus is a part, for a like principal amount of the Company’s outstanding 6.25% Senior Subordinated Notes due 2021 (the “Original Notes”) that have not been so registered, upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal (which together constitute the “Exchange Offer”). As set forth in the Prospectus, the terms of the New Notes are identical in all material respects to those of the Original Notes, except for transfer restrictions, registration rights and rights to additional interest that do not apply to the New Notes. The Exchange Offer is subject to certain customary conditions. See “The Exchange Offer — Condition” in the Prospectus. The Original Notes may be tendered only in denominations of $2,000 or integral multiples of $1,000 in excess thereof.

We have forwarded this material to you as the beneficial owner of Original Notes carried by us for your account or benefit but not registered in your name. A tender of any Original Notes may only be made by us as the registered holder and pursuant to your instructions.

We request instructions as to whether you wish us to tender any or all such Original Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Exchange Offer. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Original Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer expires at 12:00 a.m., New York City time, on August     , 2013, unless extended. Tenders of Original Notes may be withdrawn at any time prior to 12:00 a.m., New York City time, on the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is for the exchange of $1,000 principal amount of the New Notes for each $1,000 principal amount of Original Notes. The terms of the New Notes are identical in all material respects to the

Original Notes, except that the New Notes will not contain certain transfer restrictions relating to the Original Notes and will not contain certain provisions relating to an increase in the interest rate under certain circumstances relating to, among other things, the timing of the Exchange Offer.

2. The Issuers have agreed to pay the expenses of the Exchange Offer.

3. Each holder who tenders its Original Notes (a “Holder”) for exchange will not be required to pay any transfer taxes, except that Holders who instruct the Issuers to register New Notes in the name of, or request that Original Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering Holder, will be responsible for paying any applicable transfer tax.

4. Pursuant to the Letter of transmittal, each Holder will represent, warrant to, and agree with, the Issuers that:

(i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the Holders or any beneficial owner of the Original Notes tendered;

(ii) neither the Holder nor any beneficial owner of the Original Notes tendered is engaged in, intends to engage in, or has any arrangement or understanding with any person or entity to participate in, a distribution of the New Notes within the meaning of the Securities Act;

(iii) neither the Holder nor any beneficial owner of the Original Notes tendered is an “affiliate” of any of the Issuers within the meaning of Rule 405 promulgated under the Securities Act;

(iv) if the Holder or any beneficial owner of the Original Notes tendered is a broker-dealer, neither such Holder nor any such beneficial owner purchased the Original Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act;

(v) if the Holder or any beneficial owner of the Original Notes tendered is a broker-dealer, the Holder will further represent, warrant and agree that, if it or such other beneficial owner will receive New Notes for its own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, the Holder or such beneficial owner will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the Prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of New Notes received in the Exchange Offer; provided, however, that, by acknowledging that such Holder or such beneficial owner, as such a broker-dealer, will deliver, and by delivering, a Prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes, such Holder or such beneficial owner will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act; and

(vi) the Holder is not acting on behalf of any person or entity that could not truthfully make the foregoing representations, warranties and agreements.

The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) Holders residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

If you wish to exchange any or all of your Original Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to exchange Original Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of the Issuers.

THIS WILL INSTRUCT YOU TO EXCHANGE THE AGGREGATE PRINCIPAL AMOUNT OF ORIGINAL NOTES INDICATED BELOW (OR, IF NO AGGREGATE PRINCIPAL AMOUNT IS INDICATED BELOW, ALL ORIGINAL NOTES) HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

☐	Please TENDER my Original Notes held by you for the account or benefit of the undersigned. I have identified on a signed schedule attached hereto the principal amount of Original Notes to be tendered if I wish to tender less than all of my Original Notes.

☐	Please DO NOT TENDER my Original Notes held by you for the account of the undersigned.

Signature(s)

Please print name(s) here

Please type or print address

Area Code and Telephone Number

Date: ,	2006

Taxpayer Identification or Social Security Number

My Account Number with You

Unless otherwise indicated, it will be assumed that all of your Original Notes are to be exchanged.

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